Exhibit 3.1

WHITE &CASE

Constitution

Vast Renewables Limited

ACN 136 258 574

White & Case

Level 32, 525 Collins Street

Melbourne, Victoria 3000

Table of Contents

Page

1.	Definitions and interpretation	1

2.	Share capital	3

3.	Lien	6

4.	Calls on shares	7

5.	Forfeiture of shares	9

6.	Transfer of shares	10

7.	Transmission of shares	12

8.	General meetings	13

9.	Proceedings at general meetings	20

10.	The Directors	28

11.	Powers and duties of Directors	30

12.	Proceedings of Directors	31

13.	Officers	35

14.	Inspection of records	36

15.	Dividends and reserves	36

16.	Capitalisation of profits	38

17.	Notices	39

18.	Winding up	40

19.	Indemnity and insurance	41

20.	General	41

Schedule 1 Terms of preference shares		44

1.	Dividend rights and priority of payment	44

2.	Entitlement to payment of capital sum	45

3.	Bonus issues and capitalisation of profits	45

4.	Voting rights	45

5.	Meeting	46

6.	Foreign Currency	46

7.	Conversion to ordinary shares	46

8.	Amendment to the terms	47

9.	Variation of rights	47

10.	Further issue of shares	47

(i)

Date of adoption:

Vast Renewables Limited

ACN 136 258 574

A public company limited by shares

1.	Definitions and interpretation

1.1	Definitions

In this constitution:

"Act" means the Corporations Act 2001 (Cth);

"Applicable Law" means the laws, rules and regulations applicable to the Company, including the Companies Act, the Securities Act, the Exchange Act, the rules of the SEC, the Listing Rules of any stock exchange and FINRA Rules;

"Board" means the board of Directors.

"Business Day" means a day other than a Saturday or Sunday on which banks are generally open for business in Sydney, New South Wales;

"Committee" means a committee of Directors constituted under rule 11.5(a);

"Company" means Vast Renewables Limited (ACN 136 258 574), as that name may be changed from time to time;

"Directors" means the directors of the Company acting as a body, and includes any person occupying the position of a director, by whatever name called;

"Exchange" means any stock exchange on which shares (or securities) in the Company are listed;

"Listing Rules" means the rules and regulations (including operating rules) of any Exchange;

"Members" means the shareholders of the Company entered in the Register as a holder of shares in the capital of the Company;

"Ordinary Resolution" means a resolution that is passed by more than 50% of the votes cast by shareholders entitled to vote (either on a show of hands at the meeting or by the inclusion of proxies if on a poll) being in favour of the resolution;

"Prescribed Interest Rate" means the rate determined by the Directors for the purpose of this constitution, and in the absence of a determination means the daily buying rate displayed at or about 10:30am (Sydney, New South Wales time) on the Reuter screen BBSW page for Australian bank bills of a three month duration;

"Register" means the register of Members of the Company; and

"Secretary" means any person appointed to perform the duties of a secretary of the Company and includes any person to act as such temporarily.

"Special Resolution" means a resolution that is passed by 75% (i.e., at least three quarters) of the votes cast by shareholders entitled to vote (either on a show of hands at the meeting or by the inclusion of proxies if on a poll) being in favour of the resolution.

1.2	Interpretation

In this constitution, unless the context otherwise requires:

(a)	headings are for convenience only and do not affect the interpretation of this constitution;

(b)	words in the singular include the plural and vice versa;

(c)	a gender includes all genders;

(d)	if a word or phrase is defined all its other grammatical forms have a corresponding meaning;

(e)	references to "include" or "including" are to be construed without limitation;

(f)	references to this "constitution" or any document are to this constitution or document as amended, varied, supplemented novated or replaced (in each case, other than in breach of the provisions of this constitution or such other document);

(g)	each schedule forms part of this constitution and has effect as if set out in full in the body of this constitution and any reference to this constitution includes each schedule;

(h)	references to a "person" include any individual, corporation, trust, joint venture, organisation, government, committee, department, authority, partnership, unincorporated body or other entity (whether or not having separate legal personality) and that person's representatives, successors, permitted substitutes or permitted assigns;

(i)	references to a "person" include that party's representatives, successors, permitted substitutes or permitted assigns;

(j)	references to legislation or a legislative instrument are to that legislation or legislative instrument as amended, varied, supplemented, replaced or re-enacted;

(k)	references to conduct include an omission, statement or undertaking, whether or not in writing;

(1)	references to time are to Sydney, New South Wales, Australia time;

(m)	references to "writing" or "written" include any method of reproducing words, figures, drawings or symbols in a visible and tangible form and include communication by email;

(n)	references to "dollars", "$", "AUD" or "As" is to the lawful currency of Australia;

(o)	a power, an authority or a discretion given to a Director, the Directors or the Company in general meeting or a Member may be exercised at any time and from time to time;

(p)	a chairperson appointed under this constitution may be referred to as chairperson, chairwoman, or as chair, as appropriate; and

(q)	a reference to a person being "present" at a meeting includes participating using technology approved by the Directors in accordance with this constitution.

1.3	Business Day

In this constitution, unless otherwise stated:

(a)	subject to rule 1.3(b), where the day on which a thing is to be done is not a Business Day, that thing must be done on the preceding Business Day; and

(b)	where the day on which a payment is to be made is not a Business Day, that payment must be made on the next Business Day in the same calendar month or, if none, the preceding Business Day and any interest must be adjusted accordingly.

1.4	Constitution

In this constitution unless the contrary intention appears:

(a)	a word or discussion defined or used in the Act or the Listing Rules has the same meaning when used in this constitution; and

(b)	"section" means a section of the Act.

1.5	Effect of the Listing Rules

While the Company is listed on any Exchange, the following provisions apply:

(a)	nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

(b)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not done (as the case may be);

(c)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

(d)	if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision; and

(e)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

1.6	Replaceable rules not to apply

The provisions of the Act that apply as replaceable rules are dispatched by this constitution and do not apply to the Company.

2.	Share capital

2.1	Directors to issues shares

The issue of shares in the Company is under the control of the Directors who may:

(a)	issue, allot and cancel or otherwise dispose of shares in the Company or grant options over any unissued shares in the Company to any person, on any terms and conditions and having attached to them such rights and restrictions as the Directors think fit; and

(b)	settle the manner in which fractions of a share, however arising, are to be dealt with,

subject to the Act, the Listing Rules and any special rights conferred on the holders of any shares or class of shares.

2.2	Preference shares

(a)	The Company may issue preference shares and issued shares may be converted into preference shares provided that the rights of the holders of the preference shares with respect to the repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting and priority of payment of capital and dividends in relation to other shares or other classes of preference shares are:

(i)	as set out in Schedule 1; or

(ii)	as approved by Special Resolution.

(b)	The rights of holders of preference shares issued by the Company other than pursuant to Schedule 1, but in accordance with the Act, are determined by the terms of issue of those preference shares and the relevant resolution of the Company and are not determined by or affected by the rights set out in Schedule 1.

(c)	Subject to the Act and the Listing Rules, the Company may issue preference shares which are, or are at the option of the Company to be liable, to be redeemed or to be converted into other shares on such conditions and in such a manner as the Directors decide under the terms of issue of the preference shares.

(d)	Subject to the Act and the Listing Rules, the Company may issue any combination of fully paid, partly paid or unpaid preference shares.

(e)	Despite this rule 2.2 and Schedule 1, the Company may not issue a preference share that confers on the holder rights that are inconsistent with those specified in the Listing Rules, except to the extent of any waiver or modification of the Listing Rules.

2.3	Certificates

(a)	If the Company participates in a computerised or electronic share transfer system conducted in accordance with the Listing Rules, the Company is not required to issue a certificate for the shares held by a holder and may cancel a certificate without issuing another certificate where permitted to do so by the Listing Rules.

(b)	Share certificates representing shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other persons authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process or as otherwise permissible under Applicable Law. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to this constitution, no new certificate shall be issued until the former certificate representing a like number of relevant shares shall have been surrendered and cancelled.

(b)	The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

(c)	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred or sustained by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

(d)	Every share certificate sent in accordance with this constitution will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

2.4	Variation of rights

Subject to the Act and the terms of issue of a class of shares, the Company may vary all or any of the rights or privileges attached to that class of shares, whether or not the Company is being wound up by Special Resolution:

(a)	being passed at a separate meeting of the Members holding the issued shares of that class; or

(b)	with the consent in writing of the Members holding 75% of the issued shares of that class.

2.5	Class meetings

The provisions of this constitution relating to general meetings apply so far as they are capable of application (with any necessary changes) to a separate meeting of the holders of a class of shares except that:

(a)	a quorum is constituted by at least two persons who, between them, hold or represent at least one-third of the issued shares of the class (unless only one person holds all of the shares of the class, in which case that person constitutes a quorum); and

(b)	any holder of shares of the class, present in person or by proxy, or attorney or representative, may demand a poll.

2.6	Alteration of share capital

(a)	The Company may alter its share capital in any manner permitted by law.

(b)	Where fractions of shares are or would otherwise be created by an alteration of share capital under rule 2.6(a), the Directors may:

(i)	make cash payments;

(ii)	decide that fractions of shares are to be disregarded or rounded down to the nearest whole share; or

(iii)	decide that fractions of shares are to be rounded up to the nearest whole share by capitalising any amount available for capitalisation under rule 16 even though only some of the Members may participate in that capitalisation.

2.7	Non-recognition of interests

(a)	Except as required by law, the Company is entitled to treat the registered holder of a share as the absolute owner of that share and is not required to recognise:

(i)	a person as holding a share on any trust; or

(ii)	any other interest in any share or any other right in respect of a share except as an absolute right of ownership in the registered holder,

whether or not it has notice of the trust, interest or right.

(b)	With the consent of the Directors, shares held by a trustee may be marked in the Register in such a way as to identify them as being held subject to the relevant trust, provided that nothing in this rule 2.7(b) limits the operation of rule 2.7(a).

2.8	Joint holder of shares

Where two or more persons are registered as the joint holders of shares then they are taken to hold the shares as joint tenants with rights of survivorship. However, the Company is not bound:

(a)	to register more than three persons as joint holders of a share; or

(b)	issue more than one certificate or holding statement for shares jointly held.

3.	Lien

3.1	Lien on shares, loans and distributions

(a)	The Company has a first and paramount lien on every share for:

(i)	all due and unpaid calls and instalments in respect of that share;

(ii)	all money which the Company is required by law to pay, and has paid, in respect of that share;

(iii)	reasonable interest on the amount due from the date it becomes due until payment;

(iv)	on each share acquired under an employee incentive scheme for any money payable to the Company by the holder for the acquisition of the share, including, subject to Applicable Law, any loan under an employee incentive scheme; and

(v)	reasonable expenses of the Company in respect of the default on payment.

(b)	A lien on a share under rules 3.1(a) extends to all distributions for that share, including dividends.

3.2	Exemption or extinguishment

(a)	The Directors may at any time exempt a share wholly or in part from the provisions of rules 3.1(a).

(b)	The Company's lien on a share is extinguished if a transfer of the share is registered without the Company giving notice of the lien to the transferee.

3.3	Company's right to recover payments

(a)	A Member must reimburse the Company on demand in writing for all payments the Company makes to a government or taxing authority in respect of the Member, the death of a Member or the Member's shares, including dividends, where the Company is either:

(i)	required by law to make the relevant payment; or

(ii)	advised by a lawyer qualified to practice in the jurisdiction of the relevant government or taxing authority that the Company is obliged by law to make the relevant payment.

(b)	The Company is not obliged to advise the Member in advance of its intention to make the payment.

3.4	Reimbursement is a debt due

(a)	The obligation of a Member to reimburse the Company is a debt due to the Company as if it were a call on all the Member's shares, duly made at the time when the written demand for reimbursement is given by the Company to the Member.

(b)	The provisions of this constitution relating to non-payment of calls in respect of shares, including payment of interest and sale of the Member's shares under lien, apply to the debt.

3.5	Sale under lien

(a)	Subject to the Act, the Company may sell, in any manner the Directors think fit, any share on which the Company has a lien, provided that:

(i)	an amount in respect of which the lien exists is presently payable; and

(ii)	the Company has, not less than fourteen (14) days before the date of sale, given to the registered holder of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder, a notice setting out, and demanding payment of, the amount which is presently payable in respect of which the lien exists.

(b)	For the purposes of giving effect to a sale under rule 3.5(a), the Company may receive the consideration, if any, given for the share so sold and may execute a transfer of the share sold in favour of the purchaser of the share, or do all such other things as may be necessary or appropriate for it to do to effect the transfer. The purchaser is not bound to see to the application of the purchase money.

(c)	The title of the purchaser to the share is not affected by any irregularity or invalidity in connection with the sale of the share under rule 3.5(a).

(d)	The proceeds of a sale under rule 3.5(a) must be applied by the Company in payment of the amount in respect of which the lien exists as is presently payable, and the residual, if any, must be paid to the person entitled to the share immediately before the sale.

3.6	Continuing liability

If the net proceeds from the sale or other disposal under this rule 3 are less than the sum of:

(a)	the amount due but unpaid in respect of that share;

(b)	the costs and expenses paid or payable in connection with the enforcement of the lien and the sale or other disposal; and

(c)	interest on those amounts,

(together the "Shortfall") the person whose share has been sold or otherwise disposed of continues to be liable and must pay to the Company an amount equal to the Shortfall together with interest at the Prescribed Interest Rate.

4.	Calls on shares

4.1	Directors to make calls

Subject to this constitution and to the terms on which any shares are issued, the Directors may:

(a)	make calls on a Member for any amount unpaid on the shares of that Member, if the money is not by the terms of issue of those shares made payable at fixed times;

(b)	on the issue of shares, differentiate between the holders of the shares as to the amount of calls to be made and the times of payment;

(c)	make a call payable by instalments; and

(d)	revoke or postpone a call.

4.2	Time of call

A call is taken to be made at the time when the resolution of the Directors authorising the call is passed.

4.3	Members' liability

(a)	On receiving not less than twenty (20) Business Days' notice specifying the time(s) and place of payment, each Member must pay to the Company by the time(s) and at the place specified in the notice, the amount called on that Member's shares.

(b)	The joint holders of a share are jointly and individually liable to pay all calls and other amounts due and payable in respect of the share.

(c)	The non-receipt of notice of any call by, or the accidental omission to give notice of a call to, a Member does not invalidate the call.

4.4	Interest on default

(a)	If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay interest on the sum from the day it is due to the time of actual payment at the Prescribed Interest Rate, calculated daily and payable monthly in arrears.

(b)	The Directors may waive payment of that interest wholly or in part.

4.5	Fixed instalments

If the terms of a share make a sum payable on issue of the share or at a fixed date:

(a)	this is taken to be a call duly made and payable on the date on which by the terms of the issue the sum becomes payable; and

(b)	in the case of non-payment, all the relevant provisions of this constitution as to payment of interests and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

4.6	Proceedings for recovery of calls

(a)	In an action or other proceedings to recover a call, or interest or costs or expenses incurred because of the failure to pay or late payment of a call, proof that:

(i)	the name of the defendant is entered in the Register as the holder or one of the holders of the share on which the call is claimed;

(ii)	the resolution making the call is recorded in the minute book; and

(iii)	notice of the call was given to the defendant complying with this constitution,

is conclusive evidence of the debt and it is not necessary to prove the appointment or Committee membership of the Directors who made the call or any other matter.

(b)	In rule 4.6(a), `defendant' includes a person against whom the Company alleges a setoff or counterclaim and `action or other proceedings to recover a call' is to be interpreted accordingly.

4.7	Prepayment of calls and interest The Directors may:

(a)	accept from a Member the whole or a part of the amount unpaid on a share although no part of that amount has been called; and

(b)	authorise payment by the Company of interest on the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the Prescribed Interest Rate, as is agreed between the Directors and the Member paying the sum.

5.	Forfeiture of shares

5.1	Notice requiring payment of call

If a Member fails to pay the whole or any part of any call or instalment, on or before the day appointed for payment of that call or instalment, the Directors may give a notice to the Member requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs and expenses that may have been incurred by the Company by reason of that non-payment or late payment of the call or instalment.

5.2	Contents of notice The notice must:

(a)	name a further day (at least ten (10) Business Days from the date of service of the notice) by which the payment required by the notice is to be made;

(b)	identify the place where payment is to be made; and

(c)	state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

5.3	Forfeiture for failure to comply with notice

(a)	If a notice under rule 5.1 has not been complied with by the date specified in the notice, the Directors may by resolution forfeit the relevant shares, at any time before the payment required by the notice has been made.

(b)	A forfeiture under rule 5.3(b) includes all dividends and other distributions to be made in respect of the forfeited shares which have not been paid or distributed before the forfeiture.

5.4	Sale or re-issue of forfeited shares

Subject to the Act, a share forfeited under rule 5.3 may be sold, re-issued or otherwise disposed of to such persons and on such terms as the Directors think fit.

5.5	Notice of forfeiture

(a)	If any share is forfeited under rule 5.3,

(i)	notice of the forfeiture must be given to the Member holding the share immediately before the forfeiture; and

(ii)	subject to rule 5.5(a), an entry of the forfeiture and its date must be made in the Register.

(b)	Any failure to give notice or enter the forfeiture in the Register does not invalidate the forfeiture.

5.6	Surrender instead of forfeiture

The Directors may accept the surrender of any share which they are entitled to forfeit on any terms they think fit and any share so surrendered is deemed to be a forfeited share.

5.7	Cancellation of forfeiture

The Directors may, at any time before a sale, re-issue or disposal of a share under rule 5.4, cancel the forfeiture of that share on such terms as the Directors think fit.

5.8	Effect of forfeiture on former holder's liability A person whose shares have been forfeited:

(a)	ceases to be a Member in respect of the forfeited shares; and

(b)	remains liable to pay the Company all money that, at the date of forfeiture, was payable by that person to the Company in respect of the shares (including costs associated with the forfeiture and all proceedings instituted against the Member to recover the amount due, and interest up to the date of actual payment).

5.9	Balance to former holder

(a)	The Company must account to the former holder of the forfeited share for any balance remaining after deducting from proceeds the Company receives, the amount owing to the Company and the reasonable costs of the sale including interest.

(b)	The Company is not liable for any loss suffered by the former holder as a result of the sale.

5.10	Evidence of forfeiture

A written statement by a Director or Secretary that a share has been forfeited in accordance with this constitution on the date declared in the statement is evidence of the facts in the statement as against all persons claiming to be entitled to the share.

5.11	Transfer of forfeited share

(a)	The Company may receive any consideration given for a forfeited share on any sale, re-issue or disposal of the share under rule 5.4 and may execute or effect a transfer of the share in favour of the person to whom the share is sold, re-issued or disposed.

(b)	On the execution of the transfer, the transferee must be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

(c)	The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale, re-issue or disposal of the share.

6.	Transfer of shares

6.1	Participation in computerised or electronic systems

The Directors may do anything that they consider necessary or desirable and that is permitted by Applicable Law to facilitate the Company's participation in any computerised or electronic system for the purposes of facilitating dealings in shares (or securities).

6.2	Forms of instrument of transfer

Subject to this constitution and the terms on which the shares are issued, a share in the Company may be transferred by an instrument in writing in any usual or common form or in any other form that the Directors approve.

6.3	Execution and delivery of transfer

A duly completed instrument of transfer:

(a)	must be executed by or on behalf of both the transferor and transferee unless the instrument of transfer relates only to fully paid shares and the Directors have dispensed with signature by the transferee or the transfer of shares is effected by a document which is, or documents which together are, a sufficient transfer of shares under the Act;

(b)	if required by Applicable Law to be stamped, be duly stamped;

(c)	in the case of a transfer of partly paid shares, be endorsed by, or accompanied by an instrument of transfer executed by, the transferee to the effect that the transferee agrees to accept the shares subject to the terms and conditions on which the transferor held them and to become a Member and to be bound by the constitution; and

(d)	be left for registration at the share registry of the Company, accompanied by any information that the Directors properly require to show the right of the transferor to make the transfer,

and in that event, the Company must, subject to the powers vested in the Directors by this constitution, register the transferee as the holder of the share.

6.4	Effect of registration

A transferor of a share remains the holder of the share transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the share.

6.5	Company to register forms without charge

No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

6.6	Power to refuse to register

(a)	The Directors may decline to register, or prevent registration of, a transfer of shares where:

(i)	the transfer is not in registrable form;

(ii)	the Company has a lien on any of the shares which are the subject of the transfer;

(iii)	the transfer is paper-based and registration of the transfer will result in a holding which is less than a marketable parcel;

(iv)	the registration of the transfer may breach Applicable Law or would be in breach of any order of any applicable court;

(v)	the transfer is not permitted under the terms of issue of the shares (including the terms of any employee incentive scheme of the Company); or

(vi)	the Company is otherwise permitted or required to do so under Applicable Law or the terms of issue of the shares.

(b)	If the Company refuses to register a paper-based transfer under rule 6.6(a), it must tell the lodging party in writing of the refusal and the reason for it, within five (5) Business Days after the date on which the transfer was lodged.

6.7	Company to retain instrument of transfer

The Company must retain every instrument of transfer which is registered for any period determined by the Directors.

7.	Transmission of shares

7.1	Transmission of shares on death

If a Member who does not hold shares jointly dies, the Company will recognise only the personal representative of the Member as being entitled to the Member's interest in the shares.

7.2	Information given by personal representative

(a)	If the personal representative of the Member who has died gives the Company the information they reasonably require to establish the representative's entitlement to be registered as a holder of the shares:

(i)	the personal representative may:

(A)	by giving a signed notice to the Company, elect to be registered as the holder of the shares; or

(B)	by giving a completed transfer form to the Company, transfer the shares to another person; and

(ii)	the personal representative is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

(b)	On receiving an election under rule 7.2(a)(i)(A), the Company must register the personal representative as the holder of the shares.

(c)	A transfer under rule 7.2(a)(i)(B) is subject to the rules that apply to transfers generally.

7.3	Death of joint owner

(a)	Subject to rule 7.3(b), if a Member who holds shares jointly dies, the Company will recognise only the survivor as being entitled to the Member's interest in the shares.

(b)	The estate of the Member is not released from any liability in respect of the shares.

7.4	Bound by prior notice

Despite rules 7.1 and 7.3, the Directors may register a transfer of shares signed by a Member before a transmission event even though the Company has notice of the transmission event.

7.5	Transmission of shares on bankruptcy

(a)	If a person entitled to shares because of the bankruptcy of a Member gives the Directors the information they reasonably require to establish the person's entitlement to be registered as the holder of the shares, the person may:

(i)	by giving a signed notice to the Company, elect to be registered as the holder of the shares; or

(ii)	by giving a completed transfer form to the Company, transfer the shares to another person.

(b)	On receiving an election under rule 7.5(a)(i), the Company must register the person as the holder of the shares.

(c)	A transfer under rule 7.5(a)(ii) is subject to the rules that apply to transfers generally.

(d)	This rule has effect subject to the Bankruptcy Act 1966 (Cth).

7.6	Transmission of shares on mental incapacity

(a)	If a person entitled to shares because of the mental incapacity of a Member gives the Directors the information they reasonably require to establish the person's entitlement to be registered as the holder of the shares:

(i)	the person may:

(A)	by giving a signed notice to the Company, elect to be registered as the holder of the shares; or

(B)	by giving a completed transfer form to the Company, transfer the shares to another person; and

(ii)	the person is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

(b)	On receiving an elec3tion under rule 7.6(a)(i)(A), the Company must register the person as the holder of the shares.

(c)	A transfer under rule 7.6(a)(i)(B) is subject to the articles that apply to transfers generally.

8.	General meetings

8.1	Annual general meeting

Annual general meetings must be held in accordance with Applicable Law.

8.2	Convening a general meeting

(a)	The Directors may convene and arrange to hold a general meeting of the Company whenever they think fit and must do so if required to do so under Applicable Law.

(b)	Subject to the Act, the Board shall designate the date and time of the general meeting and may postpone, reschedule or cancel any previously scheduled general meeting, before or after the notice for such meeting has been sent.

(c)	Except as provided for in this Constitution in the case of annual general meetings, business transacted at any general meeting shall be limited to the matters stated in the notice of meeting given by or at the direction of the Board.

8.3	No action by written resolutions of Members

Any action required or permitted to be taken by the Members may be taken only upon the vote of the Members at a general meeting (including an annual general meeting) and may not be taken by written resolution of Members without a meeting.

8.4	Record dates

(a)	For the purpose of determining the Members entitled to notice of or to vote at any general meeting, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, a minimum of ten (10) days in advance, a date as the record date for any such determination of Members.

(b)	If the Board does not fix a record date for any general meeting, the record date for determining the Members entitled to a notice of or to vote at such meeting shall be the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such dividend or other distribution is passed, as the case may be, or, if in accordance with this Constitution any such notice is waived, on the day next preceding the day on which the meeting is held. The record date for determining the Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c)	A determination of the Members of record entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

8.5	Notice of general meetings

(a)	Notice of a general meeting must be given to the Members, Directors and the auditor in accordance with the Act, and while the Company is listed on an Exchange to the extent required by the Listing Rules, notice must also be given to the Exchange within the time limits prescribed by the Listing Rules.

(b)	At least forty (40) days' notice of a general meeting must be given in accordance with rule 17.

(c)	In computing the period of notice under rule 17, both the day on which the last notice to Members is given or taken to be given and the day of the meeting convened by it are to be disregarded.

(d)	The contents of a notice of a general meeting called by Directors is to be decided by the Directors, but must state the general nature of the business to be transacted at the meeting and any other matters required by the Act.

8.6	Advance notice procedures for any business brought before general meeting by Members

(a)	For purposes of this Section, the term "Proposing Person" shall mean:

(i)	the Member or Members providing the notice of business proposed to be brought before a general meeting;

(ii)	the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made; or

(iii)	any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under rules of the SEC) with such Member in such solicitation.

(b)	Members may give notice of a resolution that they propose to move at a general meeting in accordance with the Act. To be in proper form to meet the requirements of this section, a Member's notice shall set forth, with respect to business to be brought before a general meeting:

(i)	as to each Proposing Person:

(A)	the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company's books and records);

(B)	the number of shares of each class or series of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person or any of its affiliates or associates (for purposes of this Constitution, as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of shares of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as "Member Information");

(C)	any performance-related fee (other than an asset-based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of share capital of the Company;

(D)	any rights to dividends on the shares of any class or series of shares of the Company owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation;

(E)	any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Company or any of its officers or Directors, or any affiliate of the Company;

(F)	any other material relationship between such Proposing Person, on the one hand, and the Company or any affiliate of the Company, on the other hand;

(G)	any direct or indirect material interest in any material contract or agreement of such Proposing Person with an affiliate of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(H)	any proxy, agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of share capital of the Company; and

any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Applicable Law (the disclosures to be made pursuant to the foregoing clauses (C) through (H) are referred to as "Disclosable Interests"); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder or directed to prepare and submit the notice required by this Constitution on behalf of a beneficial owner; and

(ii)	as to each item of business that a Proposing Person proposes to bring before a general meeting:

(A)	a brief description of the business desired to be brought before the annual general meeting, the reasons for conducting such business at the annual general meeting and any material interest in such business of each Proposing Person;

(B)	the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend this Constitution, the text of such proposed amendment);

(C)	a reasonably detailed description of all agreements, arrangements and understandings:

(1)	between or among any of the Proposing Persons; or

(2)	between or among any Proposing Person and any other Person (including their names) in connection with the proposal of such business by such Member or in connection with acquiring, holding, disposing or voting of any shares of any class or series of share capital of the Company;

(D)	identification of the names and addresses of other Members (including beneficial owners) known by any of the Proposing Persons to support such business, and to the extent known, the class and number of all shares of the Company's share capital owned of record or beneficially by such other Member(s) or other beneficial owner(s);

(E)	any other information relating to such item of business that would be included in disclosure filed or furnished with the SEC; provided, however, that the disclosures required by this rule shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Member directed to prepare and submit the notice required by this Constitution on behalf of a beneficial owner; and

(F)	a statement whether or not the Member giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of share capital of the Company required under Applicable Law to approve the business proposal.

(c)	A Proposing Person shall update and supplement its notice to the Company of its intent to propose business at an annual general meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this rule 8.6 shall be true and correct as of the record date for the annual general meeting and as of the date that is ten (10) Business Days prior to the annual general meeting or any adjournment or postponement thereof, and such update and supplement shall be promptly delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company

(d)	The Board or a designated Committee thereof shall have the discretion, authority and power to determine whether business proposed to be brought before the annual general meeting was made in accordance with the provisions of this Constitution. If neither the Board nor such designated Committee makes a determination as to whether any business was made in accordance with the provisions of these this Constitution, the presiding officer at the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting, and if he or she should so determine, he or she shall so declare to the meeting. If the Board or a designated Committee thereof or the presiding officer, as applicable, determines that any Member proposal was not made in accordance with the provisions of this Constitution, any such business not properly brought before the meeting shall not be transacted.

8.7	Advance Notice Procedures for Any Nomination Brought Before Annual General Meeting

(a)	For a nomination to be properly brought before an annual general meeting by a Member, the notice of nomination must be presented by a Member, no earlier than the close of business on the 120th day before the general meeting and no later than the close of business on the 90th day before the meeting, who:

(i)	is present in person and who was a Member of record of the Company both at the time of giving the notice for the annual general meeting and at the time of the annual general meeting;

(ii)	is entitled to vote at the annual general meeting; and

(iii)	has complied with all requirements for proposing a nomination as set forth herein, including the requirements for notice and any other qualifications.

(b)	The number of nominees a nominating Member may nominate for election at an annual general meeting pursuant to this Constitution shall not exceed the number of Directors to be elected at such meeting.

(c)	Without qualification, for a Member to make any nomination of a person or persons for election to the Board at an annual general meeting pursuant to this Section, the Member must:

(i)	provide the information, agreements and questionnaires with respect to such Member and its candidate for nomination as required by the Board or this Constitution; and

(ii)	provide any updates or supplements to such notice at the times and in the forms required by this Constitution.

(d)	To be in proper form for purposes of this Constitution, a Member's notice to the Secretary of a nomination shall set forth:

(i)	As to each Nominating Person (as defined below), the Member Information (as defined in rule 8.6(b)(i)(B)) except that for purposes of a nomination, the term "Nominating Person" shall be substituted for the term "Proposing Person" in all appropriate places;

(ii)	As to each Nominating Person, any Disclosable Interests (as defined in rule 8.6(b)(i)(I)), except that for purposes of a nomination, the term "Nominating Person" shall be substituted for the term "Proposing Person" in all appropriate places (and the disclosure with respect to the business to be brought before the meeting shall be made with respect to the nomination of each Person for election as a Director at the meeting);

(iii)	A statement whether or not the Nominating Person will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of share capital of the Company reasonably believed by such Nominating Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Nominating Person; and

(iv)	As to each candidate whom a Nominating Person proposes to nominate for election as a Director:

(A)	all information with respect to such candidate for nomination requested by the Board and included in disclosure filed or furnished with the SEC, including, but not limited to, the candidate's name, age, business address and residential address, principal occupation or employment and the class or series and number of shares of capital stock of the Company, if any, that are owned beneficially or of record by the candidate;

(B)	all information relating to such candidate for nomination that is required under Applicable Law;

(C)	the candidate's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

(D)	a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed under Applicable Law (the disclosures to be made pursuant to the foregoing rules 8.7(d)(iv)(A) to 8.7(d)(iv)(D) are referred to as "Nominee Information"); and

(E)	a completed and signed questionnaire, representation and agreement as provided for below.

(v)	A Member providing notice of any nomination proposed to be made at the applicable meeting of Members shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the annual general meeting and as of the date that is ten (10) Business Days prior to the annual general meeting or any adjournment or postponement thereof, and such update and supplement shall be promptly delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company.

(vi)	To be eligible to be a candidate for election as a Director of the Company at the applicable annual general meeting, a candidate must be nominated in the manner prescribed in this Constitution and the candidate for nomination, whether nominated by the Board or by a Member of record, must have previously delivered (in accordance with the time period requested by the Board), to the Secretary at the principal executive offices of the Company:

(A)	a completed written questionnaire (in the form provided by the Company) with respect to the background, qualifications, share ownership and independence of such candidate for nomination; and

(B)	a written representation and agreement (in the form provided by the Company) that such candidate for nomination:

(1)	is not, and will not become a party to, any agreement, arrangement or understanding with any Person other than the Company with respect to any direct or indirect compensation or reimbursement for service as a Director of the Company that has not been disclosed therein;

(2)	understands his or her duties as a Director under Applicable Law and agrees to act in accordance with those duties while serving as a Director;

(3)	is not or will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such nominee, if elected as a Director, will act or vote as a Director on any issue or question to be decided by the Board, in any case, to the extent that such arrangement, understanding, commitment or assurance:

(I)	could limit or interfere with his or her ability to comply, if elected as Director of the Company, with his or her fiduciary duties under Applicable Law or with policies and guidelines of the Company applicable to all Directors; or

(II)	has not been disclosed to the Company prior to or concurrently with the Nominating Person's submission of the nomination; and

(4)	if elected as a Director of the Company, will comply with all applicable corporate governance, conflict of interest, confidentiality, share ownership and trading and other policies and guidelines of the Company applicable to Directors and in effect during such Person's term in office as a Director (and, if requested by any candidate for nomination, the Secretary of the Company shall provide to such candidate for nomination all such policies and guidelines then in effect).

(C)	The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the applicable annual general meeting of Members at which such candidate's nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent Director of the Company in accordance with the Company's policies and charters, including any Corporate Governance Guidelines or Board Committee charter(s).

(vii)	The Board or a designated Committee thereof shall have the power to determine whether a nomination proposed to be brought before the annual general meeting was made in accordance with the provisions of this Constitution. If neither the Board nor such designated Committee makes a determination as to whether any nomination was made in accordance with the provisions of this Constitution, the presiding officer at the annual general meeting shall, if the facts warrant, determine that the nomination was not properly brought before the annual general meeting, and if he or she should so determine, he or she shall so declare to the meeting. If the Board or a designated Committee thereof or the presiding officer, as applicable, determines that any nomination was not made in accordance with the provisions of this Constitution, any such Director nominee not properly brought before the meeting shall not be nominated or elected.

8.8	Cancellation or postponement of general meetings

(a)	Subject to rule 8.8(b), if the Directors in their absolute discretion decide that it is unreasonable or impracticable to hold a general meeting at the time or place specified in the notice of that general meeting, they may cancel or postpone the general meeting to another time or place by giving notice of the cancellation or postponement to all the Members.

(b)	A general meeting called and arranged under section 249D of the Act may not be postponed beyond the date by which section 249D requires it to be held and may not be cancelled without the consent of the requisitioning Member or Members.

(c)	Notice of cancellation or postponement or change of place of a general meeting must state the reason for cancellation or postponement and be:

(i)	while the Company is listed on an Exchange and to the extent required by the Listing Rules, be given to the Exchange or otherwise in accordance with the Listing Rules; or

(ii)	subject to the Act, given in any other manner determined by the Directors.

8.9	Non-receipt of notice

The non-receipt of notice of a general meeting or cancellation or postponement of a general meeting by, or the accidental omission to give notice of a general meeting or cancellation or postponement of a general meeting to, a person entitled to receive notice does not invalidate any resolution passed at the general meeting or at a postponed meeting or the cancellation or postponement of a meeting.

8.10	Director entitled to notice of meeting

A Director is entitled to receive notice of and to attend all general meetings and all separate meetings of the holders of any class of shares in the capital of the Company.

9.	Proceedings at general meetings

9.1	Number for a quorum

(a)	No business other than the appointment of the chairperson of the general meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

(b)	A quorum consists of:

(i)	At least one-third of the voting power of the shares entitled to vote at a general meeting;

(ii)	if and for so long as the Company has one Member only, one Member entitled to vote on the business to be transacted; or

(iii)	if and for so long as the Company has two or more Members, two Members who are entitled to vote of the business to be transacted.

in each case present in person, or by one or more proxies, attorneys or representatives.

(c)	In determining whether a quorum is present, each individual attending as a proxy, attorney or representative is to be counted, except that:

(i)	where a Member has appointed more than one proxy, attorney or representative, only one is to be counted; and

(ii)	where an individual is attending both as a Member and as a proxy, attorney or representative, that individual is to be counted only once.

(d)	If a quorum is present at the time the first item of business is transacted, it is taken to be present when the meeting proceeds to consider each subsequent item of business unless the chairperson of the meeting (on the chairperson's own motion or at the request of a Member, proxy, attorney or representative who is present) declares otherwise.

(e)	If, within thirty (30) minutes after the time appointed for a meeting a quorum is not present, the meeting:

(i)	if convened at the request of Members, is dissolved; and

(ii)	in any other case, stands adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the Directors determine and if, at the adjourned meeting, a quorum is not present within thirty (30) minutes after the time appointed for the meeting, the meeting must be dissolved.

9.2	Admission to general meetings

Subject to the Act, the chairperson of a general meeting may take any action he or she considers appropriate for the safety of persons attending the meeting and the orderly conduct of the meeting and may refuse admission to, or require to leave and remain out of the meeting, any person, including but not limited to a person:

(a)	in possession of a pictorial-recording or sound-recording device;

(b)	in possession of a place card or banner;

(c)	in possession of an article considered by the chairperson to be dangerous, offensive or liable to cause disruption;

(d)	who refuses to produce or to permit examination of any article, or the contents of any article, in the person's possession;

(e)	who behaves or threatens to behave in a dangerous, offensive or disruptive manner; or

(f)	who is not:

(i)	a Member or a proxy, attorney or representative of a Member;

(ii)	a Director;

(iii)	an auditor of the Company; or

(iv)	a person requested by the Directors or chairperson to attend the meeting.

9.3	Appointment of chairperson of general meeting

(a)	The Chair of the Board shall preside as the Chair of every general meeting.

(b)	If a general meeting is held and:

(i)	the Chair of the Board is not present at the meeting, or is not willing to act as Chair, and a chairperson has not been elected by the Directors; or

(ii)	the elected chairperson is not present within fifteen (15) minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the following may preside as chairperson of the meeting (in order of precedence):

(iii)	any deputy chairperson;

(iv)	a Director chosen by a majority of the Directors present;

(v)	the only Director present; or

(vi)	(if no Directors are present), a Member chosen by a majority of the Members present in person or by proxy, attorney or representative.

9.4	Conduct of general meetings

(a)	The chairperson of a general meeting:

(i)	has charge of the general conduct of the meeting and the procedures to be adopted at the meeting;

(ii)	may require the adoption of any procedure which is in the chairperson's opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the general meeting; and

(iii)	may, having regard where necessary in accordance with Applicable Law, terminate discussion or debate on any matter whenever the chairperson considers it necessary or desirable for the proper conduct of the meeting, and a decision by the chairperson under this rule 9.4(a) is final.

(b)	The Company may hold a meeting of Members at two or more venues or entirely virtually, in each case using any technology that gives the Members a reasonable opportunity to participate, and in this instance:

(i)	a Member participating in the meeting using technology is taken to be present in person at the meeting;

(ii)	all the provisions in this constitution relating to meetings of Members apply, so far as they can and with such changes as are necessary, to meetings of the Members using that technology; and

(iii)	the meeting is to be taken to be held at the place determined by the chairperson of the general meeting so long as at least one of the Members involved was at that place for the duration of the general meeting.

(c)	If the technology used in accordance with the requirement of rule 9.4(b) encounters a technical difficulty, whether before or during the meeting, which results in a Member not being able to participate in the meeting, the chairperson may, subject to Applicable Law, allow the meeting to continue, or may adjourn the meeting either for such reasonable period as may be required to fix the technology or to such other time and location as the chairperson deems appropriate.

9.5	Adjournment of general meetings

(a)	The chairperson of a general meeting may at any time during the meeting adjourn the meeting or any business, motion, question, resolution, debate or discussion being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting at any time and place, but:

(i)	in exercising the discretion to do so, the chairperson may, but need not, seek the approval of the Members present in person or by representative; and

(ii)	only unfinished business is to be transacted at a meeting resumed after an adjournment.

(b)	Unless required by the chairperson, a vote may not be taken or demanded by the Members present in person or by proxy, attorney or representative in respect of any adjournment.

(c)	It is not necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting unless a meeting is adjourned for one month or more.

(d)	Where a meeting is adjourned, the Directors may postpone, cancel or change the venue of the adjourned meeting.

(e)	Where a meeting is adjourned, to the extent required by the Listing Rules, notice of the adjourned meeting must be given to the Exchange, but need not be given to any other person.

9.6	Voting at general meetings

(a)	Subject to the requirements of Applicable Law, a resolution is taken to be carried if a simple majority of the votes cast on the resolution are in favour of it.

(b)	A resolution put to the vote of a general meeting must be decided on show of hands unless a poll is demanded by:

(i)	the chairperson of the meeting; or

(ii)	any Member present and having the right to vote at the meeting,

before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

(c)	A declaration by the chairperson that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact.

(d)	Neither the chairperson nor the minutes need state, and it is not necessary to prove, the number or proportion of the votes recorded in favour of or against the resolution.

(e)	A poll may be demanded on any resolution at a general meeting other than the election of a chair or the question of an adjournment.

(f)	A demand for a poll may be made by:

(i)	at least five Members entitled to vote on the resolution; or

(ii)	Members with at least five percent of the votes that may be cast on the resolution on a poll.

(g)	If a poll is demanded:

(i)	it must be taken in the manner and at the date and time directed by the chairperson and the result of the poll is a resolution of the meeting at which the poll was demanded;

(ii)	on the election of a chairperson or on a question of adjournment, it must be taken immediately;

(iii)	it may be withdrawn if:

(A)	the poll has not yet been taken; and

(B)	the chairperson of the general meeting consents to the withdrawal,

and a demand so withdrawn shall not invalidate the result of a show of hands declared before the demand was made; and

(iv)	the demand does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

(h)	If there is an equality of votes, either on a show of hands or on a poll, the chairperson of the general meeting is not entitled to a casting vote, in addition to any votes to which the chairperson is entitled as a Member or proxy, attorney or representative of a Member.

9.7	Entitlement to vote

(a)	Subject to this constitution, Applicable Law and to any rights or restrictions attached to any class or classes of shares:

(i)	on a show of hands, each:

(A)	Member present in person has one vote; and

(B)	each other person present as a proxy, attorney or representative of a Member or Members has one vote, provided that if that person represents personally or by proxy, attorney or representative more than one Member:

(1)	that one vote will be taken as having been cast for all the Members the person represents; and

(2)	the person must not exercise that vote in a way that would contravene any directions given to that person in accordance with rule 9.11(g) in any instrument appointing the person as a proxy, attorney or representative; and

(ii)	on a poll, each:

(A)	Member present in person has one vote for each fully paid share held by the Member; and

(B)	person present as proxy, attorney or representative of a Member has one vote for each fully paid share held by the Member that the person represents;

(b)	If a share is held jointly and more than one Member votes in respect of that share, only the vote of the Member whose name appears first in the Register counts.

(c)	A Member is not entitled to vote at a general meeting unless all calls and other amounts presently payable by that Member in respect of the shares in the Company have been paid.

9.8	Unpaid calls and partly paid Shares

(a)	A Member is not entitled to vote in respect of any share on which a call or instalment of a call is due and payable but is unpaid.

(b)	If a Member holds any partly paid share, the aggregate number of votes that Member is entitled to cast on a poll in respect of those partly paid shares is equal to A.

A is determined as follows:

BxC

A— D

Where:

(i)	B is the number of partly paid shares held by the Member;

(ii)	C is the amount actually partly paid up (not credited) on the shares; and

(iii)	D is an amount equal to the fully paid up issue price of the number of partly paid shares held by the Member.

If A is not a whole number, the number of votes must be rounded down to the next whole number.

9.9	Transmission event

A person entitled to a share because of a transmission event may vote at any general meeting in respect of that share in the same way as if that person were the registered holder of the share if, before the meeting, the Directors have:

(a)	admitted that person's right to vote at that meeting in respect of the share; or

(b)	been satisfied of that person's right to be registered as the holder of, or to transfer, the share under rule 7.2(a),

and any vote so tendered by that person must be accepted to the exclusion of the vote of the registered holder of the share.

9.10	Objection to voting qualification

(a)	An objection to the right of a person to attend or vote at the meeting or adjourned meeting:

(i)	may not be raised except at that meeting or adjourned meeting; and

(ii)	must be referred to the chairperson of the meeting, whose decision is final.

(b)	A vote not disallowed under the objection is valid for all purposes.

9.11	Representation at general meetings

(a)	Subject to this constitution, each Member entitled to vote at a meeting of Members may vote:

(i)	in person or, where a Member is a body corporate, by its representatives;

(ii)	by not more than 2 proxies; or

(iii)	by not more than 2 attorneys.

(b)	A proxy, attorney or representative may, but need not, be a Member.

(c)	A proxy, attorney or representative may be appointed for all general meetings, or for any number of general meetings, or for a particular general meeting.

(d)	Unless otherwise provided in the instrument, an instrument appointing a proxy, attorney or representative is to be taken to confer authority:

(i)	to agree to a meeting being convened by shorter notice than is required by Applicable Law or by this constitution;

(ii)	to agree to a resolution being proposed and passed as a Special Resolution at a meeting of which less than the period of notice required by Applicable Law has been given; and

(iii)	even though the instrument may refer to specific resolutions and may direct the proxy, attorney or representative how to vote on those resolutions, to do any of the acts specified in rule 9.11(e).

(e)	The acts referred to in rule 9.11(d)(iii) are:

(i)	to vote on any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion;

(ii)	to vote on any procedural motion, including any motion to elect the chairperson to vacate the chair or to adjourn the meeting; and

(iii)	to act generally at the meeting.

(f)	Where a Member appoints 2 proxies or attorneys to vote at the same general meeting, the following rules apply:

(i)	if the appointment does not specify the proportion or the number of votes that each proxy or attorney (as applicable) may exercise, each proxy or attorney (as applicable) half of the Member's vote;

(ii)	on a show of hands, neither proxy or attorney may vote;

(iii)	on a poll, each proxy or attorney may only exercise the voting rights the proxy or attorney represents; and

(iv)	if both appointments cannot be validly exercised at the meeting, the later appointment revokes the earlier appointment of a proxy or attorney.

(g)	An instrument appointing a proxy or attorney may direct the manner in which the proxy or attorney is to vote in respect of a particular resolution and, where an instrument so provides, the proxy or attorney is not entitled to vote on the proposed resolution except as directed in the instrument.

(h)	Subject to rule 9.11(i), an instrument appointing a proxy or attorney need not be in any particular form as long as it is in writing, legally valid and signed by or on behalf of the appointer or the appointer's attorney.

(i)	A proxy or attorney may not vote at a general meeting or adjourned meeting or on a poll unless the instrument appointing the proxy or attorney, and the authority under which the instrument is signed or a certified copy of the authority, are:

(i)	received at the registered office of the Company, a fax number at the Company's registered office or at another place, fax number or electronic address specified for that purpose in the notice convening the meeting or in the materials distributed to Members for the meeting;

(ii)	in the case of a meeting or an adjourned meeting, tabled at the meeting or adjourned meeting at which the person named in the instrument proposed to vote; or

(iii)	in the case of a poll, produced when the poll is taken.

(j)	The Directors may waive all or any of the requirements of rules 9.11(g) and 9.11(i) and in particular may, on the production of such other evidence as the Directors require to prove the validity of the appointment of a proxy or attorney, accept:

(i)	an oral appointment of a proxy or attorney;

(ii)	an appointment of a proxy or attorney which is not signed in the manner required by rule 9.11(h); and

(iii)	the deposit, tabling or production of a copy (including a copy sent by fax, email or presented in electronic format) of an instrument appointing a proxy or attorney or of the power of attorney or other authority under which the instrument is signed.

(k)	A vote given in accordance with the terms of an instrument appointing a proxy or attorney is valid despite:

(i)	a transmission event occurring in relation to the appointer; or

(ii)	the revocation of the instrument or of the authority under which the instrument was executed,

if no written notice of the transmission event or revocation has been received by the Company by the time and at one of the places at which the instrument appointing the proxy or attorney is required to be deposited, tabled or produced under rule 9.11(i).

(1)	A vote given in accordance with the terms of an instrument appointing a proxy or attorney is valid despite the transfer of the share in respect of which the instrument was given, if the transfer is not registered by the time at which the instrument appointing the proxy or attorney is required to be deposited, tabled or produced under rule 9.11(i).

(m)	The appointment of a proxy or attorney is not revoked by the appointer attending and taking part in the general meeting but, if the appointer votes on a resolution, the person acting as proxy or attorney for the appointer is not entitled to vote, and must not vote, as the appointer's proxy or attorney on the resolution.

9.12	Minutes

(a)	Within one month after each general meeting, the Directors must record or cause to be recorded in the minute book of the Company:

(i)	the proceedings and resolutions of each general meeting;

(ii)	any declarations at each general meeting; and

(iii)	any information in relation to proxy votes which is required by the Act.

(b)	The minute books must be kept at the registered office.

10.	The Directors

10.1	Number of Directors

(a)	The number of Directors which shall constitute the whole Board shall be fixed exclusively by one or more resolutions adopted from time to time by the Board however such number shall not be less than three (3). No reduction of the authorised number of Directors shall have the effect of removing any Director before that Director's term of office expires.

(b)	At least two of the Directors must ordinarily reside in Australia.

10.2	Appointment and removal of Directors

(a)	Subject to Applicable Law, the Company may by Ordinary Resolution elect any natural person, willing and permitted under Applicable Law to act as a Director, to be a Director either to fill a vacancy or as an addition to the existing Board. The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. Class I Directors shall initially serve until the first annual general meeting following the time that the Company is first listed on an Exchange (the "Classification Effective Time"); Class II Directors shall initially serve until the second annual general meeting following the Classification Effective Time; and Class III Directors shall initially serve until the third annual general meeting following the Classification Effective Time. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

(b)	Except as otherwise expressly required by Applicable Law, and subject to the special rights of the holders of one or more series of preferred shares to elect Directors, any vacancies on the Board resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of Directors shall be filled only by the affirmative vote of a majority of the Directors then in office, even though less than a quorum, or by a sole remaining Director, and shall not be filled by the shareholders. Any Director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the Director shall have been appointed and until such Director's successor shall have been elected and qualified or until his or her death, resignation, disqualification, retirement or removal. A vacancy in the Board shall be deemed to exist under this Constitution in the case of the death, removal or resignation of any Director. Subject to any provision to the contrary in this Constitution, a Director may be removed by an Ordinary Resolution of the Company at a general meeting or in accordance with the Act or for Cause (as defined in below), at any time before the expiration of his or her period of office, notwithstanding anything in this Constitution or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement). "Cause" for removal of a Director shall be deemed to exist only if the Director, as determined by the Board:

(i)	has been convicted of an arrestable offence by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;

(ii)	is disqualified from acting as a Director under the Act;

(iii)	personally becomes bankrupt or insolvent or makes any arrangement or composition with his or her creditors generally;

(iv)	is absent from Board meetings for a continuous period of six consecutive months without leave of absence from the Directors and a majority of the other Directors have not, within ten (10) Business Days of having been given a notice by the Secretary giving details of the absence, resolve that a leave of absence be granted; or

(v)	such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects such Director's ability to perform his or her obligations as a Director, in each case at any time before the expiration of his or her term notwithstanding anything in this Constitution or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

(c)	An appointment of a person as a Director is not effective unless a signed consent to the appointment is provided by that person to the Company. The appointment of a person as a Director will take effect on the later of the date of appointment and the date on which the Company receives the signed consent.

10.3	Termination of Director's appointment

A person ceases to be a Director as soon as that person:

(a)	ceases to be a Director by virtue of any provision of the Act;

(b)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(c)	resigns from the office by notice in writing to the Company or is removed under this constitution; or

(d)	has been absent either personally or by proxy or Alternate Director at meetings of the Directors for more than six consecutive months without leave of absence from the Directors.

10.4	Remuneration of Directors

To the extent permitted by Applicable Law, the Directors shall receive such remuneration as the Board may from time to time determine. Each Director shall be entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him or her in attending meetings of the Board or Committees of the Board or general meetings or separate meetings of any class of shares of the Company or otherwise in connection with the discharge of his duties as a Director.

10.5	Directors' interests

(a)	Any Director who has a material personal interest in a contract or proposed contract of the Company, holds any office or owns any property such that the Director might have duties or interests which conflict with, or which may conflict, either directly or indirectly, with the Director's duties or interests as a Director, must give the Directors notice of the interest at a meeting of Directors.

(b)	A notice of a material personal interest must set out:

(i)	the nature and extent of the interest; and

(ii)	the relation of the interest to the affairs of the Company.

(c)	The notice must be provided to the Directors at a Board meeting as soon as practicable.

(d)	A Director who has a material personal interest in a matter that is being considered at a Board meeting must not, except where permitted under the Act:

(i)	vote on the matter at the meeting; or

(ii)	be present while the matter is being considered at the meeting, and accordingly will not count for the purposes of determining whether there is a quorum.

(e)	Subject to the Act, no Director is disqualified from office due to the fact that such Director holds any other office or association:

(i)	with the Company;

(ii)	with any of the Company's subsidiaries;

(iii)	with any company in which the Company is or becomes a shareholder or otherwise interested; or

(iv)	arising from contracting or arranging with the Company or any other company referred to in rules 10.5(e)(ii) or 10.5(e)(iii), either as vendor, purchaser or otherwise.

(f)	A contract or arrangement entered into by or on behalf of the Company in which a Director is in any way interested (including any contract referred to in rule 10.5(e)) is not invalid or voidable merely because the Director holds office as a Director or because of the fiduciary obligations arising from that office.

(g)	A Director who is interested in any arrangement involving the Company is not liable to account to the Company for any profit realised under the arrangement merely because the Director holds office as a Director or because of the fiduciary obligations arising from that office, provided that the Director complies with the disclosure requirements applicable under rules 10.5(a) and 10.5(b) and under the Act regarding that interest.

(h)	A reference to the Company in this rule 10.5 is also a reference to each related body corporate of the Company.

11.	Powers and duties of Directors

11.1	Directors to manage Company

The Directors are responsible for overseeing the proper management of the business of the Company and they may exercise all the powers of the Company as are not by the Act or by this constitution required to be exercised by the Company in general meeting.

11.2	Specific powers of Directors

Without limiting the generality of rule 11.1, the Directors may exercise all the powers of the Company to borrow or raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or other securities or give any other security for a debt, liability or obligation of the Company or of any other person.

11.3	Power of attorney

(a)	The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for the purposes and with the powers, authorities and discretions vested in or exercisable by the Directors for such period and subject to such conditions as they think fit.

(b)	A power of attorney granted under rule 11.3(a) may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate (including by way of appointment of a substitute attorney) all or any of the powers, authorities and discretions vested in the attorney.

11.4	Signing of receipts and negotiable instruments

The Directors may determine the manner in which and persons by whom cheques, promissory notes, bankers' drafts, bills of exchange and other negotiable instruments, and receipts for money paid to the Company, may be signed, drawn, accepted, endorsed or otherwise executed (as applicable).

11.5	Committees

(a)	The Directors may delegate any of their powers, other than powers required by Applicable Law to be dealt with by Directors as a Board, to a Committee or Committees consisting of one or more of their number as they think fit.

(b)	A Committee to which any powers have been delegated under rule 11.5(a) must exercise those powers in accordance with any directions of the Directors.

11.6	Delegation of Directors' powers

(a)	The Directors may delegate any of their powers to any persons they select for any period, to be exercised for any objects and purposes on any terms and subject to any conditions and restrictions as they think fit, and may revoke, withdraw, alter or vary the delegation of any of those powers.

(b)	The powers of delegation expressly or impliedly conferred by this constitution on the Directors are conferred in substitution for, and to the exclusion of, the power conferred by section 198D of the Act.

12.	Proceedings of Directors

12.1	Directors' meetings

(a)	The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

(b)	A Director may at any time, and the Secretary must on the written request of a Director, convene a meeting of the Directors.

(c)	A Directors' meeting may be called or held using any technology consented to by all the Directors ("Approved Technology"). The consent may be a standing one. A Director may only withdraw their consent within a reasonable period before the meeting. The contemporaneous linking together by Approved Technology of a number of the Directors sufficient to constitute a quorum, constitutes a meeting of Directors and all the provisions of this constitution relating to meetings of the Directors apply, so far as they can and with such changes as are necessary, to meetings of Directors by Approved Technology.

(d)	A Director participating in a meeting by Approved Technology is to be taken to be present in person at the meeting.

(e)	A meeting by Approved Technology is to be taken to be held at the place determined by the chairperson of the meeting as long as at least one of the Directors involved was at that place for the duration of the meeting.

(f)	If, before or during the meeting, any technical difficulty occurs as a result of which one or more Directors cease to participate, the chairperson may adjourn the meeting until the difficulty is remedied or may, where a quorum remains present, continue with the meeting.

12.2	Notice of meetings of Directors

(a)	Subject to this constitution, notice of a meeting of Directors must be given to each person who is at the time of giving the notice a Director, other than a Director on leave of absence approved by the Directors.

(b)	A notice of a meeting of Directors:

(i)	must specify the time and place of the meeting;

(ii)	need not state the nature of the business to be transacted at the meeting;

(iii)	may be given immediately before the meeting; and

(iv)	may be given in person or by post or by telephone, fax or other electronic means.

(c)	A Director may waive notice of any meeting of Directors by notifying the Company to that effect in person or by post, telephone, fax or other electronic means.

(d)	The non-receipt of notice of a meeting of Directors by, or a failure to give notice of a meeting of Directors to, a Director does not invalidate any thing done or resolution passed at the meeting if:

(i)	the non-receipt of failure occurred by accident or error;

(ii)	before or after the meeting, the Director or an Alternate Director appointed by the Director has waived or waives notice of that meeting under rule 12.2(c) or has notified or notifies the Company of his or her agreement to that thing or resolution personally or by post, telephone, fax or other electronic means; or

(iii)	the Director or an Alternate Director appointed by the Director attended the meeting.

(e)	A person who attends a meeting of Directors waives any objection that person may have to a failure to give notice of the meeting.

12.3	Voting

(a)	A question arising at a meeting of Directors is to be decided by a majority of votes of Directors present and entitled to vote and that decision is for all purposes a decision of the Directors.

(b)	If there are an equal number of votes for and against a question, the chairperson of the Directors' meeting does not have a casting vote in addition to any deliberative vote.

12.4	Chairperson and deputy chairperson of Directors

(a)	The Directors may elect one of their number as chairperson of their meetings and one of their number as deputy chairperson or lead independent Director and may also determine the periods for which the chairperson and deputy chairperson or lead independent Director are to hold office.

(b)	If a Directors' meeting is held and:

(i)	a chairperson has not been elected under rule 12.4(a); or

(ii)	the chairperson is not present within ten (10) minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the deputy chairperson or lead independent Director will be the chairperson of the meeting. If a deputy chairperson or lead independent Director has not been elected, or is not present or willing to act, the Directors present must elect one of their number to be chairperson of the meeting.

12.5	Quorum at meetings of Directors

(a)	At a meeting of Directors, the number of Directors whose presence in person or by proxy is necessary to constitute a quorum is:

(i)	if the Directors have fixed a number for the quorum, that number of Directors as determined by the Directors; and

(ii)	in any other case, two Directors.

(b)	Subject to rule 12.5(c), the continuing Directors may act despite a vacancy in their number.

(c)	If their number is reduced below any minimum number fixed by the Board, if applicable the continuing Directors may, except in an emergency, act only for the purpose of filling vacancies to the extent necessary to bring their number up to that minimum or to convene a general meeting.

12.6	Committee

(a)	The Members of a Committee may elect one of their number as chairperson of their meetings. If a meeting of a Committee is held and:

(i)	a chairperson has not been elected; or

(ii)	the chairperson is not present within fifteen (15) minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the Members involved may elect one of their number to be chairperson of the meeting.

(b)	A Committee may meet and adjourn as it thinks proper.

(c)	Questions arising at a meeting of a Committee are to be determined by a majority of votes of the Members of the Committee present and voting.

12.7	Circulating resolutions

(a)	The Directors may pass a resolution without a Directors' meeting being held if:

(i)	all of the Directors entitled to vote on the resolution have consented to the resolution in accordance with this rule 12.7; and

(ii)	the Directors who assent to the document would have constituted a quorum at a meeting of Directors held to consider that resolution.

(b)	For the purposes of rule 12.7(a):

(i)	the resolution is passed when the last participating Director consents to the resolution in accordance with this rule 12.7; and

(ii)	the resolution is not invalidated if it is consented to by a Director who is not entitled to vote.

(c)	A Director may consent to a resolution by:

(i)	any technology, including telephone or email;

(ii)	signing a document that sets out the terms of the resolution and contains a statement to the effect that the Director is in favour of the resolution; or

(iii)	by giving the Company a written notice (including by fax or other electronic means) addressed to and received by the Secretary or the chairperson:

(A)	that signifies the Director's assent to the resolution;

(B)	that sets out the terms of the resolution or identifies those terms; and

(C)	if the Director has notified the Company in writing of a specified means by which his or her consent must be authenticated (including by providing particular personal information or an allocated code), that authenticates the Director's consent by those specified means.

(d)	Where a Director signifies assent to a resolution pursuant to rule 12.7(c)(i) the Director must, by way of confirmation, sign a document that sets out the terms of the resolution and contains a statement to the effect that the Director is in favour of the resolution before or at the next meeting of Directors attended by that Director. The resolution, the subject of the assent under rule 12.7(c)(i) is not invalid if the Director does not comply with this rule 12.7(d).

(e)	Any document referred to in this rule 12.7 may be in the form of a fax or electronic notification. Separate copies of a document (including in electronic form) may be signed by the Directors if the wording of the resolution and statement is identical in each copy.

(f)	This rule 12.7 applies to resolutions of Committees as if the references to Directors were references to Committee Members.

12.8	Validity of acts of Directors

All acts done at a meeting of the Directors or of a Committee, or by a person acting as a Director are, even if it is afterwards discovered that:

(a)	there was a defect in the appointment or continuance in office of a person as a Director or of the person so acting; or

(b)	a person acting as a Director was disqualified or was not entitled to vote,

as valid as if the relevant person had been duly appointed or had duly continued in office and was qualified and entitled to vote.

12.9	Minutes

(a)	Within one month after each Directors' meeting, the Directors must record or cause to be recorded in the minute book:

(i)	the proceedings and resolutions of each Directors' meeting; and

(ii)	all resolutions passed without a Directors' meeting.

(b)	The minute book must be kept at the registered office of the Company.

13.	Officers

(a)	The officers of the Company shall consist of the chief executive officer, the chief financial officer, and Secretary, and such additional officers as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of Applicable Law and this Constitution.

(b)	The officers shall receive such remuneration as the Directors or a Committee designated by the Board (or, if and as determined by the Directors or such Committee with respect to the compensation of officers other than the chief executive officer, by the chief executive officer) may from time to time determine.

(c)	The Company must have at least one Secretary who ordinarily resides in Australia.

(d)	The Secretary and additional officers, if any, shall be appointed by the Board and shall hold office on such terms and for such period as the Board may determine. If thought fit, two or more persons may be appointed as joint Secretaries. The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.

(e)	The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.

(f)	All acts done by an executive officer are not invalidated merely because of:

(i)	a defect in the appointment or continuance in office of an executive officer; or

(ii)	the executive officer being disqualified from being an executive officer, if that circumstance was not known by the executive officer when the act was done.

14.	Inspection of records

(a)	Subject to the Act, the Directors may determine whether, to what extent, at what time and places, and under what conditions, the accounting records, Board papers, books and other documents of the Company or any of them will be open to the inspection of Members (other than Directors).

(b)	A Member or other person (other than a Director) does not have the right to inspect any Board papers, books, records or documents of the Company except as provided by Applicable Law or as authorised by the Directors.

15.	Dividends and reserves

15.1	Payment of dividend

(a)	Subject to Applicable Law, this constitution and the terms of issue or rights of any shares with special rights to dividends, the Directors may determine that a dividend is payable, fix the amount and the time for payment and authorise the payment or crediting by the Company to, or at the direction of, each Member entitled to that dividend.

(b)	The Directors may rescind or alter any such determination made in accordance with rule 15.1(a) before payment is made.

15.2	No interest on dividends

Interest is not payable by the Company on a dividend.

15.3	Reserves

(a)	The Directors may set aside out of the Company's profits any reserves or provisions they decide.

(b)	The Directors may appropriate to the profits of the Company any amount previously set aside as a reserve or provision.

(c)	Setting aside an amount as a reserve or provision does not require the Directors to keep the amount separate from the Company's other assets or prevent the amount being used in the Company's business or being invested as the Directors decide.

15.4	Carry forward of profits

The Directors may carry forward any part of the profits remaining that they consider should not be distributed as dividends or capitalised, without transferring those profits to a reserve or provision.

15.5	Calculation and apportionment of dividends

(a)	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends and to the terms of issue of any shares to the contrary, all dividends are divisible among the Members so that, on each occasion on which a dividend is paid:

(i)	the same sum is paid on each fully paid share; and

(ii)	the sum paid on a partly paid share is the proportion of the sum referred to in rule 15.5(a)(i) that the amount paid on the shares bears to the total of the amounts paid and payable on the share.

To determine the amount paid on a share, exclude any amount:

(iii)	paid or credited as paid in advance of a call; and

(iv)	credited as paid on a share to the extent that it exceeds the value (ascertained at the time of issue of the share) of the consideration received for the issue of the share.

(b)	All dividends are to be apportioned and paid pro rata to the amounts paid on the shares during any portion or portions of the period for which the dividend is paid, but, if any share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly.

15.6	Deductions from dividends

The Directors may deduct from any dividend payable to, or at the direction of, a Member any sums presently payable by that Member to the Company on account of calls or otherwise in relation to shares.

15.7	Non-cash distributions

(a)	When resolving to pay a dividend, the Directors may:

(i)	resolve that the dividend be satisfied either wholly or partly by the distribution of specific assets to some or all of the persons entitled to the dividend, including shares, debentures or other securities of the Company or any other body corporate or trust; and

(ii)	direct that the dividend payable in respect of any particular shares be satisfied wholly or partly by such distribution, and that the dividend payable in respect of other shares be paid in cash.

(b)	For the purposes of paying a non-cash distribution, the Directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(i)	fixing the value for distribution of any specific assets;

(ii)	paying cash or issue shares, debentures or other securities to any Member in order to adjust the rights of all parties; and

(iii)	vesting any of those specific assets, cash, shares, debentures or other securities in a trustee or nominee on trust for the persons entitled to the distribution or capitalised amount, on such terms that seem expedient to the Directors.

15.8	Payments in respect of shares

(a)	A dividend, interest or other money payable in cash in respect of shares may be paid using any payment method chosen by the Company, including:

(i)	by means of a direct credit as determined by the Directors to the latest payment account details for the relevant holding as provided in writing by the holder or holders shown on the Register; or

(ii)	by cheque sent through the post directed to the address in the Register of the holder or, in the case of joint holders, to the address of the joint holder first named in the Register or to such other address as the holder or joint holder directs in writing.

(b)	Payment of money is at the risk of the holder or holders to whom it is sent.

15.9	Effectual receipt from one joint holder

Any one of two or more joint holders may give an effectual receipt for any dividend, interest or other money payable in respect of the shares held by them as joint holders.

15.10	Election to accept shares instead of dividends

The Directors may determine for any dividend which it is proposed to pay on any shares of the Company that holders of the shares may elect:

(a)	to forego the right to share in the proposed dividend or part of such proposed dividend; and

(b)	to receive instead an issue of shares credited as fully paid on such terms as the Directors think fit.

15.11	Unclaimed dividends

All dividends or other sums which are:

(a)	payable in respect of shares; and

(b)	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

16.	Capitalisation of profits

16.1	Capitalisation of reserves and profits

Subject to Applicable Law, the Directors:

(a)	may resolve to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members; and

(b)	may, but need not, resolve to apply the sum in any of the ways mentioned in rule 16.2, for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend.

16.2	Applying a sum for the benefit of Members

The ways in which a sum may be applied for the benefit of Members under rule 16.1 are:

(a)	in paying up any amounts unpaid on shares held by Members;

(b)	in paying up in full unissued shares or debentures to be issued to Members as fully paid; or

(c)	partly as mentioned in rule 16.2(a) and partly as mentioned in rule 16.2(b).

16.3	Implementing the resolution

The Directors may do all things necessary to give effect to the resolution under rule 16.1 and in particular, to the extent necessary to adjust the rights of the Members among themselves, may:

(a)	make cash payments in cases where shares or debentures become issuable in fractions;

(b)	authorise any person to make, on behalf of all or any of the Members entitled to any further shares or debentures on the capitalisation, an agreement with the Company providing for:

(i)	the issue to them, credited as fully paid up, of any further shares or debentures; or

(ii)	the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement so made is effective and binding on all the Members concerned;

(c)	fix the value of specified assets; or

(d)	vest property in trustees.

17.	Notices

17.1	Document includes notice

In this rule 17, a reference to a document includes a notice and a notification by electronic means.

17.2	Form of document

Unless expressly stated otherwise in this constitution, all notices, certificates, statements, demands, appointments, directions and other documents referred to in this constitution must be in writing.

17.3	Methods of service

The Company may give a document to a Member:

(a)	personally;

(b)	by delivering it or sending it by post to the address for the Member in the Register or an alternative address nominated by the Member;

(c)	by sending it to a fax number or electronic address nominated by the Member; or

(d)	by notifying the Member by an electronic means nominated by the Member that:

(i)	the document is available; and

(ii)	how the Member may use the nominated access means to access the document.

17.4	Post

A document sent by post:

(a)	if sent to an address in Australia, may be sent by ordinary post; and

(b)	if sent to an address outside Australia, must be sent by airmail,

and, in either case, is taken to have been given and received on the day after the day of its posting.

17.5	Fax or other electronic means

A document sent or given by fax or other electronic means:

(a)	is taken to be effected by properly addressing and transmitting the fax or other electronic transmission; and

(b)	is taken to have been given and received one hour after its transmission if the sender has not received a notice of non-delivery.

17.6	Evidence of service

Proof of actual receipt is not required. A certificate signed by a Director or a Secretary stating that a document was sent, delivered or given to a Member personally, by post, fax or other electronic means on a particular date is evidence that the document was sent, delivered or given on that date and by those means.

17.7	Joint holders

A document may be given by the Company to the joint holders of a share by giving it to the joint holder first named in the Register for the share.

17.8	Persons entitled to shares

A person who by operation of law, transfer or other means whatsoever becomes entitled to any share is absolutely bound by every document given in accordance with this rule 17 to the person from whom that person derives title prior to registration of that person's title in the Register.

18.	Winding up

18.1	Distribution of assets

If the Company is wound up, the liquidator may, with the sanction of a Special Resolution of the Company:

(a)	divide among the Members in kind the whole or any part of the property of the Company; and

(b)	for that purpose set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members.

18.2	Powers of liquidator to vest property

The liquidator may, with the sanction of a Special Resolution of the Company, vest the whole or any part of any such property in trustees on such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability.

18.3	Shares issued on special terms

Rules 18.1 and 18.2 do not prejudice or affect the rights of a Member holding shares issued on special terms and conditions.

19.	Indemnity and insurance

19.1	Indemnity

To the maximum extent permitted by law, the Company shall indemnify any current or former Director or Secretary or officer of the Company or a subsidiary of the Company out of the property of the Company against:

(a)	any liability incurred by the person in that capacity (except a liability for legal costs);

(b)	legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity; and

(c)	legal costs incurred in good faith in obtaining legal advice on issues relevant to the performance of their functions and discharge of their duties as an officer of the Company or a subsidiary, if that expenditure has been approved in accordance with the Company's policy, except to the extent that:

(d)	the Company is forbidden by law to indemnify the person against the liability or legal costs; or

(e)	an indemnity by the Company of the person against the liability or legal costs, if given, would be made void by law.

19.2	Insurance

The Company may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who is or has been a Director or Secretary or officer of the Company or of a subsidiary of the Company against liability incurred by the person in that capacity, including a liability for legal costs, unless:

(a)	the Company is forbidden by law to pay or agree to pay the premium; or

(b)	the contract would, if the Company paid the premium, be made void by law.

19.3	Contract

The Company may enter into an agreement with a person referred to in rules 19.1 and 19.2 with respect to the matters covered by those rules. An agreement entered into pursuant to this rule 19.3 may include provisions relating to rights of access to the books of the Company conferred by the Act, the Listing Rules or otherwise by law.

20.	General

20.1	Governing law, jurisdiction and exclusive forum

(a)	This constitution is governed by the laws of New South Wales, Australia.

(b)	Each party submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia, and to the fullest extent permitted by Applicable Law, any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this rule 20.1, including the following provisions:

(i)	Unless the Company consents in writing to the selection of an alternative forum, New South Wales, Australia. shall be the sole and exclusive forum for any Member (including a beneficial owner) to bring:

(A)	any derivative action or proceeding brought on behalf of the Company;

(B)	any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer or other employee, agent or stockholder of the Company to the Company or to the Company's Members;

(C)	any action, suit or proceeding asserting a claim against the Company, its current or former Directors, officers, employees, agents or Members arising pursuant to Applicable Law or this Constitution; or

(D)	any action, suit or proceeding asserting a claim against the Company, its current or former Directors, officers, employees, agents or Members governed by the internal affairs doctrine.

(ii)	If any action the subject matter of which is within the scope of this rule 20.1 is filed in a court other than in a court of New South Wales, Australia (a "Foreign Action") by any Member (including any beneficial owner), to the fullest extent permitted by Applicable Law, such stockholder shall be deemed to have consented to:

(A)	the personal jurisdiction of New South Wales, Australia. in connection with any action brought in any such court to enforce this rule 20.1; and

(B)	having service of process made upon such stockholder in any such action by service upon such Member's counsel in the Foreign Action as agent for such Member;

(c)	Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by Applicable Law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; and

(d)	Notwithstanding the foregoing, the provisions of this section 21.1 of the Constitution shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction.

20.2	Corporate Opportunity

(a)	To the fullest extent permitted by Applicable Law, no individual serving as a Director who is not employed by the Company ("Outside Director"), and AgCentral Energy Pty Ltd and its affiliates and Nabors Industries, Ltd. and its affiliates (together with each Outside Director, the "Exempted Persons") shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for the Exempted Persons, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, the Exempted Persons shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty solely by reason of the fact that an Exempted Person pursues or acquires such corporate opportunity, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

(b)	Notwithstanding the foregoing provisions, the Company does not renounce any interest or expectancy it may have in any business opportunity that is expressly offered to any Outside Director solely in his or her capacity as an Outside Director of the Company, and not in any other capacity, unless the disinterested Members of the Board determine that the Company renounces such interest or expectancy in accordance with Applicable Law.

(c)	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this rule 20.2 to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this rule 20.2 apply equally to activities conducted in the future and that have been conducted in the past.

20.3	Severability

(a)	Any provision of this constitution that is or becomes prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability.

(b)	This rule 20.3 does not invalidate the remaining provisions of this constitution nor affect the validity or enforceability of that provision in any other jurisdiction.

Schedule 1 Terms of preference shares

The Company may issue preference shares under rule 2.2 on the following terms.

1.	Dividend rights and priority of payment

(a)	Each preference share confers on the holder a right to receive a dividend ("Dividend") at the rate or in the amount and on the conditions decided by the Directors under the terms of issue unless, and to the extent that, the Directors decide under the terms of issue that there is no right to receive a Dividend.

(b)	Without limiting the conditions which, under the terms of issue, the Directors may impose upon any right to receive a Dividend, the Directors may under the terms of issue, impose conditions upon the right to receive a Dividend which may be changed or reset at certain times or upon certain events and in the manner and to the extent the Directors decide under the terms of issue.

(c)	Any Dividend:

(i)	is non-cumulative unless, and to the extent that, the Directors decide otherwise under the terms of issue; and

(ii)	will rank for payment:

(A)	in priority to ordinary shares unless, and to the extent that, the Directors decide otherwise under the terms of issue;

(B)	in priority to shares in any other class of shares or class of preference shares expressed under the terms of issue to rank behind for the payment of dividends;

(C)	equally with shares in any other class of shares or class of preference shares expressed under the terms of issue to rank equally for the payment of dividends; and

(D)	behind shares in any other class of shares or class of preference shares expressed under the terms of issue to rank in priority for the payment of dividends.

(d)	If, and to the extent that, the Directors decide under the terms of issue, each preference share may, in addition to any right to receive a Dividend, participate equally with the ordinary shares in distribution of profits available as dividends.

(e)	Each preference share confers on its holder:

(i)	if, and to the extent that the Dividend is cumulative, the right in a winding up or on redemption to payment of the amount of any Dividend accrued but unpaid on the share at the commencement of the winding up or the date of redemption, whether earned or determined or not;

(ii)	if, and to the extent that the Dividend is non-cumulative, and if, and to the extent that, the Directors decide under the terms of issue, the right in a winding up or on redemption to payment of the amount of any Dividend accrued but unpaid for the period commencing on the dividend payment date which has then most recently occurred and ending on the commencement of the winding up or the date of redemption, whether earned or determined or not, with the same priority in relation to each other class of shares as the priority that applies in relation to the payment of the Dividend.

2.	Entitlement to payment of capital sum

(a)	Each preference share confers on its holder the right in a winding up or on a redemption to payment of:

(i)	any amount paid on the share, or any amount fixed by the Directors under the terms of issue or capable of determination pursuant to a mechanism adopted by the Directors under the terms of issue; and

(ii)	a further amount out of the surplus assets and profits of the Company on the conditions decided by the Directors under the terms of issue unless, and to the extent that, the Directors decide under the terms of issue that there is no right to any payment of a further amount out of the surplus assets and profits of the Company, in priority to ordinary shares and, unless the Directors decide otherwise under the terms of issue, in priority to shares in any other class of shares or class of preference shares expressed to rank behind on a winding up, equally with shares in any other class of shares or class of preference shares expressed to rank equally on a winding up, and behind shares in any other class of shares or class of preference shares expressed to rank in priority on a winding up.

(b)	Unless otherwise decided by the Directors under the terms of issue, a preference share does not confer on its holder any right to participate in the profits or property of the Company except as set out in this Schedule 1.

3.	Bonus issues and capitalisation of profits

If, and to the extent that the Directors decide under the terms of issue, a preference share may confer a right to a bonus issue or capitalisation of profits in favour of holders of those shares only.

4.	Voting rights

(a)	A preference share does not entitle its holder to vote at any general meeting of the Company except on the questions, proposals or resolutions or during periods of time or in circumstances identified by the Directors in the terms of issue, which, unless the Directors decide otherwise under the terms of issue, are as follows:

(i)	a proposal:

(A)	to reduce the share capital of the Company;

(B)	that affects rights attached to the share;

(C)	to wind up the Company; or

(D)	for the disposal of the whole of the property, business and undertaking of the Company;

(ii)	a resolution to approve the terms of a buy-back agreement;

(iii)	during a period in which a Dividend or part of a Dividend on the share is in arrears;

(iv)	during the winding up of the Company.

(b)	Each holder of a preference share who has a right to vote on a resolution is entitled to the number of votes specified in rule 9.7 of the Constitution.

5.	Meeting

Each preference share confers on its holder the same rights as those conferred by the Constitution upon the holders of ordinary shares in relation to receiving notices (including notices of general meetings), reports, balance sheets and audited accounts and of attending and being heard at all general meetings of the Company.

6.	Foreign Currency

Where any amount is payable by the Company to the holder of a preference share in a currency other than Australian dollars, and the amount is not paid when due or the Company has commenced winding up, the holder may give notice to the Company requiring payment of an amount in Australian dollars equal to the foreign currency amount calculated by applying the reference rate on the date of payment for the sale of the currency in which the payment is to be made for Australian dollars. Reference rate means the rate applicable in the market and at the time determined by the Directors before allotment of those preference shares and specified in the terms of issue for those preference shares.

7.	Conversion to ordinary shares

Subject to the Corporations Act, any other Applicable Law and the terms of issue of a preference share as determined by the Directors:

(a)	a preference share which may be converted into an ordinary share in accordance with its terms of issue, at the time of conversion and without any further act:

(i)	has the same rights as a fully paid ordinary share; and

(ii)	ranks equally with other fully paid ordinary shares on issue,

however, the terms of issue of the preference share may provide otherwise including for the issue of additional ordinary shares on conversion as determined by the Directors; and

(b)	the conversion does not constitute a cancellation, redemption or termination of the preference share or the issue, allotment or creation of new shares, but has the effect of varying the status of, and the rights attaching to, the preference share so that it becomes an ordinary share.

8.	Amendment to the terms

Subject to complying with all Applicable Law, the Company may, without the consent of preference shareholders, amend or add to the terms of the preference shares if, in the opinion of the Company, the amendment or addition is:

(a)	of a formal, minor or technical nature;

(b)	to correct a manifest error;

(c)	made to comply with any Applicable Law;

(d)	convenient for the purpose of obtaining or maintaining the listing of the Company or quotation of the preference shares; or

(e)	is not likely to be or become materially prejudicial to the preference shareholders.

9.	Variation of rights

Subject to paragraph 8 and the terms of issue of a preference share as determined by the Directors, the rights attaching to a preference share may only be varied or cancelled by a Special Resolution of the Company and:

(a)	by a Special Resolution passed at a meeting of preference shareholders entitled to vote and holding shares in that class; or

(b)	with the written consent of holders of at least 75% of the issued shares of that class.

10.	Further issue of shares

If the Company issues new preference shares that rank equally with existing preference shares, the issue will not be taken to vary the rights attached to the existing preference shares unless otherwise determined by the Directors in the terms of issue of the existing shares.